Exhibit 4
JOINT FILING AGREEMENT

The undersigned parties hereby agree that this Amendment No. 8 filed herewith (and any subsequent amendments that may be required from time to time) to the Schedule 13D filed by the undersigned on February 11, 2008 relating to the ordinary shares, par value NIS 1.00 per share, of Retalix Ltd. is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k) on behalf of each such person.

Date: December 13, 2012

Ronex Holdings, Limited Partnership

By: Ronex Holdings Ltd., general partner

By: /s/ Gillon Beck
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Gillon Beck
Director

Ronex Holdings Ltd.

By: /s/ Gillon Beck
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Gillon Beck
Director

FIMI Opportunity 2005 Ltd.

By: /s/ Gillon Beck
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Gillon Beck
Director

FIMI IV 2007 Ltd.

By: /s/ Gillon Beck
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Gillon Beck
Director

FIMI Opportunity II Fund, L.P.
By: FIMI Opportunity 2005 Ltd., general partner

By: /s/ Gillon Beck
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Gillon Beck
Director

FIMI Israel Opportunity Fund II, Limited Partnership
By: FIMI Opportunity 2005 Ltd., general partner

By: /s/ Gillon Beck
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Gillon Beck
Director

FIMI Opportunity IV, L.P.
By: FIMI IV 2007 Ltd., general partner

By: /s/ Gillon Beck
                            ------------------------------------------
Gillon Beck
Director

FIMI Israel Opportunity IV, Limited Partnership
By: FIMI IV 2007 Ltd., general partner

By: /s/ Gillon Beck
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Gillon Beck
Director

Ishay Davidi Management Ltd.

By: /s/ Ishay Davidi
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Ishay Davidi
CEO

Ishay Davidi Holdings Ltd.

By: /s/ Ishay Davidi
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Ishay Davidi
CEO

/s/ Ishay Davidi
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Ishay Davidi